                                                                    Exhibit 99.1



                                 PETsMART, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

                                 PETSMART, INC.
                          EMPLOYEE STOCK PURCHASE PLAN




                                TABLE OF CONTENTS

 1   Purpose................................................................   1

 2   Definitions............................................................   1

 3   Administration.........................................................   3

 4   Shares Subject to the Plan.............................................   3

 5   Eligible Employees.....................................................   4

 6   Grant of Rights; Offering..............................................   4

 7   Participation..........................................................   5

 8   Purchase...............................................................   5

 9   Limitation on Participation Rights;
     Maximum Number of Shares Purchasable...................................   6

10   Purchase Price.........................................................   7

11   Withdrawal; Termination................................................   7

12   Use of Proceeds From Stock.............................................   8

13   Rights as a Stockholder................................................   8

14   Adjustments Upon Changes in Stock......................................   8

15   Amendment of the Plan..................................................   9

16   Termination or Suspension of the Plan..................................   9

17   Arbitration of Disputes................................................  10

18   Effective Date of Plan.................................................  10

19   Notices and Agreements.................................................  10

20   Exercise Contingent on Stockholder Approval............................  10

21   Offering Subject to Plan...............................................  10

22   Registration of Shares.................................................  11

                                                                  PETsMART, INC.


                        2002 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose

a. The purpose of the 2002 Employee Stock Purchase Plan is to provide a means by which employees of PETsMART, Inc., a Delaware corporation, and employees of its Designated Affiliates, as defined below, may be given an opportunity to purchase stock of PETsMART, Inc.

b. PETsMART, Inc., by means of the 2002 Employee Stock Purchase Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of PETsMART, Inc.

c. PETsMART, Inc. intends that the rights to purchase its common stock granted under the 2002 Employee Stock Purchase Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended.

2. Definitions

The capitalized terms set forth below shall have the meaning stated herein, unless context requires otherwise.

a. "Administrator" means either the Board or any Committee designated by the Board in accordance with paragraph 3(a).

b. "Affiliate" means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

c. "Board" means the Board of Directors of the Company.

d. "Code" means the Internal Revenue Code of 1986, as amended.

e. "Committee" means a committee of the Board which is delegated authority to administer the Plan as provided in paragraph 3(a).

f. "Common Stock" means shares of common stock of the Company.

g. "Company" means PETsMART, Inc., a Delaware corporation.

h. "Designated Affiliate" means any Affiliate that has adopted the Plan.

i. "Earnings" means the total compensation paid to an Employee, including all salary, wages (including amounts elected to be deferred by the Employee, that would otherwise have been paid, under any cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses, and other remuneration paid directly to the Employee, but excluding profit sharing, the cost of Employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, signing, relocation and other bonuses not paid in cash such as through loan forgiveness or cancellation, loans treated as income for income tax purposes, income received in connection with stock options, contributions made by the Company under any Employee benefit plan, and similar items of compensation.

j. "Eligible Employee" means, as of the relevant Offering Date, an Employee (i) who has been continuously employed by the Company or by a Designated Affiliate for at least six (6) months, (ii) whose customary employment with the Company or a Designated Affiliate is at least twenty (20) hours per week and at least five
(5) months per calendar year, (iii) who will not, if allowed to participate in the Offering commencing on such Offering Date, be deemed to own, as set forth in
Section 423(b)(3) of the Code, five percent (5%) or more of the total combined voting power of all classes of stock of the Company or of any Affiliate, and
(iv) who is not a member of a highly compensated class of employees within the meaning of Section 423(b)(4)(D) of the Code that has been designated by the Administrator as not eligible to participate in the Offering. To the extent determined by the Administrator, in its sole discretion, service with an Affiliate prior to such corporation becoming an Affiliate of the Company may be considered as continuous employment with the Company or a Designated Affiliate for purposes of the requirement in (i) above of this paragraph.

k. "Employee" means an employee of the Company or of a Designated Affiliate.

l. "Fair Market Value" means the value of a security, as determined in good faith by the Administrator. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Administrator, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

m. "Offering" means the grant of rights from time to time to purchase Common Stock of the Company made during an Offering Period under paragraph 6 of the Plan.

n. "Offering Date" has the meaning defined in paragraph 6(b) unless otherwise provided by the Administrator in connection with an Offering.

o. "Offering Period" means a period of time during which the Administrator grants rights to Eligible Employees to purchase Common Stock under this Plan.

p. "Participant" means with respect to an Offering an Eligible Employee who is participating in such Offering.

q. "Plan" means this 2002 Employee Stock Purchase Plan.

r. "Purchase Date" means the date on which each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering are applied to the purchase of shares of Common Stock as further described in Section 8(a).

s. "Purchase Period" means the time designated by the Administrator or by the Plan for Eligible Employees to accumulate payroll deductions in order to purchase Common Stock at the end of such Purchase Period under the Plan.

t. "Purchase Price" has the meaning described in Section 10.

3. Administration

a. The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee. Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, subject, however, to such resolutions as may be adopted from time to time by the Board. The Board may abolish the Committee or revoke the authority of the Committee at any time and revest in the Board the administration of the Plan.

b. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

i. To determine when and how rights to purchase Common Stock of the Company shall be granted and the provisions of each offering of such rights; provided, however, that such rights shall qualify as options granted pursuant to an "employee stock purchase plan" as defined in Section 423 of the Code.

ii. To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

iii. To amend or terminate the Plan as provided in paragraphs 15 and 16.

iv. Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company.

4. Shares Subject to the Plan

a. The number of shares of Common Stock initially reserved for issuance under the Plan shall be 4,000,000 shares. The number of shares available under the Plan shall be subject to adjustment as provided under paragraph 14 of this Plan. If any rights granted under the Plan terminate for any reason without having been exercised, the shares of Common Stock not purchased under such rights shall again become available for issuance under the Plan.

b. The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligible Employees

a. All Eligible Employees of the Company and each of its Designated Affiliates on the Offering Date of each Offering shall receive grants of rights to purchase Common Stock on such Offering Date pursuant to such Offering.

b. Rights may be granted only to Eligible Employees of the Company or Designated Affiliates.

6. Grant of Rights; Offering

a. The Administrator may from time to time initiate an Offering, by which it provides for the grant of rights to purchase Common Stock of the Company under the Plan to Eligible Employees on the Offering Date of such Offering. Each Offering shall be made only during the Offering Period and shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. In no event will an Offering Period exceed twenty-seven (27) months. If a Participant is simultaneously participating in more than one Offering under the Plan, unless otherwise provided in the Plan, by the Administrator, or by the Participant: (1) each agreement or notice delivered by that Participant will be deemed to apply to all of the Participant's rights under the Plan, and (2) a right with a lower Purchase Price (or an earlier-granted right, if two rights have identical Purchase Prices), will be exercised to the fullest possible extent before a right with a higher Purchase Price (or a later-granted right, if two rights have identical Purchase Prices) will be exercised. The provisions of separate Offerings need not be identical, but each Offering shall conform to the Plan.

b. Unless the Administrator acts otherwise as provided in paragraph 6(a), the adoption of this Plan by the Board and the stockholders of the Company authorizes the Administrator to grant rights to purchase shares of the Common Stock to all Eligible Employees on August 1, 2002, for the first Offering under the Plan and thereafter on February 1st and August 1st of every calendar year beginning with calendar year 2003 (the "Offering Date"). Each Offering Period will begin on the Offering Date and end on the subsequent January 31st, (except that the first Offering under the Plan will end on January 31, 2004,) unless otherwise adjusted by the Administrator. Each Offering beginning on February 1st shall have two six-month Purchase Periods, which shall commence on February 1st and the following August 1st and end on July 31st and January 31st, respectively. Each Offering beginning on August 1st shall have one six-month Purchase Period, which shall commence on August 1st and end on January 31st. The first Offering under the Plan shall consist of three Purchase Periods with the first Purchase Period beginning on August 1, 2002, and ending on January 31, 2003, and the second Purchase Period beginning on February 1, 2003, and ending on July 31, 2003, and the third Purchase Period beginning on August 1, 2003, and ending on January 31, 2004. Prior to the commencement of any Offering, the Administrator may change any or all terms of such Offering and any subsequent Offerings. The granting of rights pursuant to each Offering hereunder shall occur on each respective Offering Date unless, prior to such date (i) the Administrator determines that such Offering shall not occur, or (ii) no shares remain available for issuance under the Plan in connection with the Offering. The shares will be purchased as provided in paragraph 8.

c. If on the first day of a new Purchase Period of an Offering, the Fair Market Value of a share of Common Stock is less than it was on the Offering Date for that Offering, then that Offering shall immediately terminate and the Participants in such Offering shall be automatically enrolled in the next Offering occurring on or after such date; provided, however, that Participants automatically enrolled in such next Offering must still meet the definition of Eligible Employee.

7. Participation

Each Eligible Employee as of an Offering Date for an Offering shall be a Participant in such Offering. A Participant may purchase shares in an Offering by delivering an agreement authorizing payroll deductions for the period for which such authorization is effective. Such deductions from Earnings may be in whole percentages only, with a maximum percentage specified by the Administrator (but no more than the percentage provided for in paragraph 9(c)). The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company. A Participant may not make additional payments into his or her account unless specifically provided for in the Offering and only if the Participant has not had the maximum amount withheld during the Purchase Period. The payroll deduction agreement shall be in such form as the Company approves. A Participant may increase his or her participation percentage during the course of an Offering only once and such increase will only take effect at the beginning of the next Purchase Period under such Offering; provided, however, that the Company may provide for any Offering that a Participant may more frequently increase such Participant's participation percentage. A Participant may reduce his or her participation percentage only once during any Purchase Period; provided, however, that a Participant may withdraw from an Offering after having previously decreased his or her participation percentage during any Purchase Period. A reduction of a Participant's participation percentage to zero shall not be treated as a withdrawal from the Offering except to the extent otherwise provided by the Company or specifically requested by the Participant. Any such reduction in a Participant's participation percentage shall be effectuated by delivering a written notice to the Company in such form as the Company provides and such reduction shall take effect as soon as administratively practicable.

8. Purchase

a. On each Purchase Date, during the relevant Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of Common Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the Purchase Price specified in the Offering. Unless the Administrator otherwise provides, the Purchase Dates shall be each January 31st and July 31st. No fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant's account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the Purchase Date of an Offering shall be held in each such Participant's account for the purchase of shares under the next Purchase Date under the Offering or, if applicable, the next Offering.

b. If a Participant withdraws from an Offering during a Purchase Period, as provided in paragraph 11(a), or ceases to be an Eligible Employee, no shares of Common Stock will be purchased and the amount of accumulated payroll deductions shall be refunded to the Participant within a reasonable time, without interest.

c. No rights granted under the Plan may be exercised to any extent unless the Plan (including rights granted thereunder) is covered by a registration statement filed and effective pursuant to the Securities Act of 1933, as amended. If on a Purchase Date of any Offering hereunder the Plan is not so registered, no rights granted under the Plan or any Offering shall be exercised on said Purchase Date and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement, except that the Purchase Date shall not be delayed more than two (2) months. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Purchase Period (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the Participants, without interest.

9. Limitation on Participation Rights; Maximum Number of Shares Purchasable

a. Subject to the limitations contained in this paragraph 9 and elsewhere in the Plan, on each Offering Date each Participant shall be granted the right to purchase a number of shares of Common Stock equal to the product of six hundred twenty-five (625) multiplied by the number of months in the Offering Period.

b. Notwithstanding anything contained herein to the contrary, no Participant may purchase more than three thousand seven hundred fifty (3,750) shares of Common Stock on any Purchase Date.

c. The maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date is that number of shares that can be purchased with fifteen percent (15%) of the Earnings received by the Participant during the Purchase Period.

d. In no event may a Participant's right to purchase shares of Common Stock exceed the limitation set forth in Section 423(b)(8) of the Code (commonly referred to as the "$25,000 limitation").

e. The maximum aggregate number of shares available to be purchased by all Participants on any Purchase Date shall be the least of (i) three hundred thousand (300,000) shares of Common Stock, (ii) the number of shares remaining available under the Plan as of the relevant Offering Date, or (iii) the number of shares remaining available under the Plan as of such Purchase Date. If, on any Purchase Date, the aggregate purchase of shares of Common Stock upon exercise of rights granted under the Offering would exceed the maximum aggregate number of shares available, the Administrator shall make a pro rata allocation of the shares available in a uniform and equitable manner. For the purposes of clarifying, but not limiting, the authority of the Administrator in the preceding sentence, an equal allocation to each Participant or an allocation based on the relative amounts withheld would each result in a uniform and equitable pro rata allocation.

f. In the event a Participant simultaneously participates in more than one Offering, (i) the limitations set forth in paragraphs 9(b) and 9(c) shall be aggregate limitations (for example, if a Participant participates in two separate Offerings, the number of shares such Participant may purchase during the two simultaneous Purchase Periods is 3,750 shares of Common Stock pursuant to the purchase limitations of paragraph 9(b)) and (ii) the limitation set forth in paragraph 9(d) shall be applied in accordance with Section 423(b)(8) of the Code and the applicable Treasury Regulations.

g. In the event on any Purchase Date there are two or more Offerings Outstanding under the Plan, the limitation set forth in paragraph 9(e) shall be an aggregate limitation for all such Offerings.

10. Purchase Price

The purchase price (the "Purchase Price") for the Common Stock acquired pursuant to rights granted under the Plan shall be determined in the manner established by the Administrator. Unless otherwise established by the Administrator, the Purchase Price for rights granted pursuant to an Offering shall be equal to the lesser of:

a. An amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date rounded up to the nearest cent per share;

or b. An amount equal to eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date rounded up to the nearest cent per share.

11. Withdrawal; Termination

a. During an Offering, a Participant may withdraw from an Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise by the Company. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant's purchase right in that Offering shall thereupon terminate. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in any other Offerings.

b. Rights granted to a Participant pursuant to any Offering under the Plan shall terminate immediately upon the Participant ceasing, for any reason, to be an Eligible Employee, and the Company shall distribute to such person all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Common Stock for him or her), without interest, within a reasonable amount of time after he or she ceases to be an Eligible Employee.

c. A Participant's rights under the Plan shall not be transferable, and shall be exercisable only by the Participant to whom such rights are granted.

12. Use of Proceeds From Stock

Proceeds received by the Company from the sale of Common Stock pursuant to rights granted under the Plan shall constitute general funds of the Company, and may be applied for general corporate purposes.

13. Rights as a Stockholder

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the Participant's shareholdings acquired upon exercise of rights hereunder are recorded in the books of the Company.

14. Adjustments Upon Changes in Stock

(a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any right, without the receipt of consideration by the Company (through merger; consolidation; reorganization; recapitalization; reincorporation; stock dividend; dividend in property other than cash; stock split; liquidating dividend; combination of shares; exchange of shares; change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to paragraph 4(a), and the outstanding rights shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding rights. The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company."

(b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;

(3) a merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into property other than Common Stock of the Company; or (4) any capital reorganization in which the shareholders of the Company immediately before the reorganization cease to own more than fifty percent (50%) of the shares of the Company entitled to vote, then, as determined by the Administrator in its sole discretion, (i) any surviving corporation may assume outstanding rights or substitute similar rights for those under the Plan,
(ii) such rights may continue in full force and effect, or (iii) the Administrator may establish a special Purchase Date that, if established, shall occur within five (5) business days prior to the transaction described in clauses (1) through (4) above. If a special Purchase Date is established pursuant to clause (iii) of the preceding sentence, the Participants' accumulated payroll deductions shall be used to purchase Common Stock on such special Purchase Date, and the Participants' rights under the ongoing Offering shall thereafter be terminated.

15. Amendment of the Plan

a. The Administrator at any time, and from time to time, may amend the Plan. To the extent determined necessary and desirable by the Administrator, amendments to the Plan shall be submitted to the stockholders of the Company for approval.

b. Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation or as otherwise specifically provided in the Plan (such as in paragraphs 15(c) and 15(d)).

c. Without stockholder consent and without regard to whether any Participant rights may be considered to have been "altered or impaired," the Administrator shall be entitled (i) to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, (ii) to establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iii) to permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, (iv) to establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Earnings, (v) to amend the Plan and/or any outstanding rights to enable the Plan and/or outstanding rights to qualify under Section 423 of the Code, and (vi) to establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

d. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to: (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (2) shortening any Offering Period so that Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator's action; and (3) allocating shares. Such modifications or amendments shall not require stockholder approval or the consent of any Participants. The actions of the Administrator pursuant to this paragraph 15(d) may be made regardless of whether they alter or impair the rights granted under the Plan.

16. Termination or Suspension of the Plan

a. The Administrator, in its sole discretion, may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the earlier of July 31, 2012, or the date on which the shares available under the Plan, as adjusted from time to time, are exhausted. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

b. Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom such rights were granted or except as necessary to comply with any laws or governmental regulation or as provided in paragraph 15.

17. Arbitration of Disputes

The Federal Arbitration Act shall apply to and govern all disputes arising under the Plan or an Offering made pursuant to the Plan. Any disputes with respect to the terms of this Plan or any rights granted hereunder, including, without limitation, the scope of this arbitration, shall be subject to arbitration pursuant to the rules of the American Arbitration Association governing commercial disputes. Arbitration shall occur in Phoenix, Arizona. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall be used unless the amount in dispute exceeds $200,000 and a party to the arbitration proceeding requests that the arbitration be heard by a panel of three arbitrators. If a panel of three arbitrators is used, the arbitration decision shall be made by a majority of the three arbitrators. By electing to participate in the Plan, the Company and each Participant EXPRESSLY AGREE TO ARBITRATION AND WAIVE ANY RIGHT TO TRIAL BY JURY, JUDGE, OR ADMINISTRATIVE PROCEEDING. An arbitrator shall have the same powers that a judge for a United States District Court located in the State of Arizona may exercise in comparable circumstances. Nothing in this Plan shall limit or restrict any right of offset a party may have.

18. Effective Date of Plan

The Plan shall become effective as determined by the Administrator, but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company.

19. Notices and Agreements

Any notices or agreements provided for in an Offering or the Plan shall be in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

20. Exercise Contingent on Stockholder Approval

The exercise of rights granted under an Offering prior to receiving any required approval of the Plan by the stockholders of the Company shall be subject to receiving such approval.

21. Offering Subject to Plan

Each Offering is subject to all the provisions of the Plan, and its provisions are hereby made a part of the Offering, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of an Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.

22. Registration of Shares

The shares offered pursuant to the Plan will initially be registered with the Securities and Exchange Commission on Form S-8.

PETsMART, Inc., a Delaware corporation



                       By:
                           -------------------------------------
                       Name:    Philip L. Francis
                       Its:     Chief Executive Officer


                       By:
                          --------------------------------------
                       Name:    Scott Crozier
                       Its:     Secretary